                               THE PROVIDENT BANK
                            CAPITAL MANAGEMENT GROUP

                                CUSTODY SERVICES
                               SCHEDULE OF CHARGES
                           JOHNSON MUTUAL FUNDS TRUST

I.    Market Value Fees
An annual market value fee will be changed based upon the combined net assets of all four funds. The annual market value fee will be charged monthly according to the following schedule:

First $100 million                                             1.50 basis points
Next $100 million                                              1.00 basis points
Next $300 million                                              0.50 basis points
Over $500 million                                              0.25 basis points

Minimum annual Fee                                             $2,400.00

                                      PLUS
II.   Transaction Fees
A transaction fee will be charged for each free delivery, free receipt, purchase, sale, maturity, tender, exchange, stock dividend, and bond call. The transaction fees will be changed monthly according to the following schedule:

DTC and Federal Reserve                                        $10.00
Book Entry System Settlements, Repurchase Agreements           $40.00
New York Physical Settlements                                  $40.00
Mutual Funds                                                   $24.00
Amortized Securities                                           $25.00
Amortized Securities Paydown                                   $ 8.00
Options/Futures                                                $29.00
Wire Transfers                                                 $10.00

III.  15% Discount
A fifteen percent discount will be applied to the above charges.

The above Schedule of charges will be in effect for the period beginning May 1, 1997 through April 30, 1999.

Accepted by:
/s/ Timothy E. Johnson    4/4/97
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Timothy E. Johnson          date

/s/ Elizabeth A. Kenney   4/4/97
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Elizabeth A. Kenny          date